Exhibit 5.1

31 October 2014	Our Ref: RM/ST/C3711-127454

CHC Group Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
90 Elgin Avenue
George Town
Grand Cayman KY1-9005
Cayman Islands

Dear Sirs

chc group ltd.

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration of a rights offering by CHC Group Ltd. (the "Company") to holders of ordinary shares of par value US$0.0001 per share in the capital of the Company, of non-transferable subscription rights (the “Rights”) to purchase up to 100,000 convertible preferred shares in the capital of the Company at a price of $1,000 per share (the “Convertible Preferred Shares”, together with the voting or non-voting ordinary shares of par value US$0.0001 per share in the capital of the Company to be issued upon the conversion of the Convertible Preferred Shares, the "Offered Shares") under the United States Securities Act of 1933, as amended (the "Securities Act") and pursuant to the terms of the Registration Statement (as defined in Schedule 1).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinion in relation to the matters set out below.

1.	The Rights and the Offered Shares, as contemplated by the Registration Statement and the Prospectus (as defined in Schedule 1), have been duly authorised by all necessary corporate action of the Company.

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

Walkers	Page 2

2.	Upon the issue of the Rights in the manner contemplated by the Registration Statement and the Prospectus, the Rights will be validly created, legally issued and upon exercise of the Rights in accordance with their terms the Rights will be binding obligations of the Company.

3.	Upon the issue of the Offered Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Offered Shares have been issued credited as fully paid), delivery and (if required) payment therefor by or on behalf of the purchaser in accordance with the Memorandum and Articles of Association (as defined in Schedule 1) and in the manner contemplated by the Registration Statement and the Prospectus, the Offered Shares will be validly created, legally issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

The foregoing opinions are given based on the following assumptions:

1.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions (as defined in Schedule 1). All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

3.	The Company will receive consideration in money or money’s worth for each Offered Share offered by the Company when issued at the agreed issue price as contemplated by and in accordance with the Registration Statement and the Prospectus, such price in any event not being less than the stated par or nominal value of each Offered Share.

4.	The Registration Statement will be duly executed and delivered by or on behalf of the Company prior to the issue and sale of the Offered Shares. No steps are required to be taken under the laws of the State of New York or any other relevant laws (other than the laws of the Cayman Islands) in order for the Rights to be validly created, legally issued and binding on the Company.

5.	We note that we have no undertaken any investigation or verification of the factual statements made in the Registration Statement or the Prospectus.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Walkers	Page 3

We hereby consent to reference to this firm in the section entitled "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully

Walkers

Walkers	Page 4

Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The amended and restated Memorandum and Articles of Association of the Company adopted on 3 January 2014 (the "Memorandum and Articles of Association").

2.	A copy of minutes of meeting of the Board of Directors of the Company dated 21 August 2014 (the "Resolutions").

3.	Copies of the following documents (the "Documents"):

(a)	The Registration Statement on Form S-1 (Registration No. 333-198876) originally filed on 22 September 2014 by the Company with the United States Securities and Exchange Commission (the "SEC") registering the Offered Shares under the Exchange Act (as filed and amended, the "Registration Statement").

(b)	A copy of the prospectus of the Company, forming part of the Registration Statement filed by the Company with the SEC (the "Prospectus").

(c)	Such other documents as we have deemed necessary to render the opinions set forth herein.